

JV for Recycling of PGM Auto Catalysts in India

Contract Agreement

prepared for

VISION METALS PTE LTD &
VROBAL RECYCLING INDIA PRIVATE LIMITED

ESA
REIMAGINING SUSTAINABILITY

This agreement is made on 16h August 2021, between

ENVIRONMENTAL SOLUTIONS (ASIA) PTE LTD,
101 Tuas South Avenue 2, Singapore 637226
Hereafter known as "**ESA**"

And

VISION METALS PTE LTD
7 Gambas Crescent ARK@GAMBAS, #03-13, Singapore 757087

VROBAL RECYCLING INDIA PRIVATE LIMITED
New no.2, Old no.24, 4th Cross Street, Shenoy Nagar, West, Chennai- 600 030, India
Hereafter known as "**VISION**"

ESA & VISION Jointly known as the "**Parties**"

ESA is in the business of recycling base and precious metal, and represents the interest in Asia of Techmet LP of 6025 Genoa Red Bluff Road, Pasadena, Texas 77507 U.S.A - Refiner of PGMs from Catalytic Converters.

VISION has access and manages a network of suppliers, buyers and runners (hereafter known as the "**Network**") for the purchase and acquisition of used automobile car catalysts (hereafter known as "**Autocats**") in India.

The parties agree to a business venture for the recycling of Autocats from India, where VISION will undertake the acquisition of the autocats, and ESA will provide financing, processing, recycling and refining services.

1. **Responsibilities of ESA**
   a. To maintain and manage a facility based in Singapore, with the operational capabilities to decan autocats, bulk sample, and assay the PGMs within by ICP-OES.

   b. To import and receive all acquired autocats, including customs clearance and import duties.

   c. To provide admin and training services for the Techmet Autocat app

   d. To classify, lot and hedge all acquisitions of autocats in a timely manner, and facilitate the funds from hedging to VISION for the acquisition of the autocats.

   e. Manage the supply chain of the lotted autocats from ESA to Techmet, including managing USA customs and duties.

   f. To fund the activities to fulfil responsibilities as spelt out in para. 1a to 1e.

   g. ESA will charge VISION a 5% service and admin fee for each consignment lot delivered to Techmet. Calculated as 5% of the Nett Sale Value of the Consignment lot, as determined with parameters from 5a and 7a, and any other charges rendered by Techmet.

2. **Responsibilities of VISION**
   a. Maintain an Active Network of suppliers, buyers and runners for the acquisition of autocats in India.

b. Manage the supply and logistics chain for the network.

c. Provide security and local insurance (where required) for the local transit of autocats upto ESA.

d. Pre- process where required, assay, lot and deliver the auctocats to ESA .

e. Minimise exposure of any acquisitions to < USD 25,000 at any given time, and to hedge through ESA all autocats acquisitions in the shortest reasonable time. Exposures greater than USD 25,000 to be supported by an insurance bond of equivalent.

f. To provide local close out, and payment through out the entire said network

g. To facilitate training, implementation of the techmet autocat app to the said network.

h. To fund the activities to fulfil responsibilities as spelt out in para. 2a to 2g.

3. Joint Responsibilities

a. Maintain a share log of acquisitions and hedges, and accounts for the cost of acquisition (autocats) ; and the sales of goods (PGM in troy ounces).

b. Maintain a Joint operating account for the JV Business.

c. Marketing of the JV.

4. Quantity and Shipment

a. Target of > 3,000 kgs per month.

b. Lots size, minimum of 1000 kgs (else a lot charge levied by Techmet will apply)

5. Metal Returns for car catalyst monolith

a. Current returns are 92.0% LME return on Platinum, Pt, 92.0% LME return on Palladium, Pd, 92.0% LME return on Rhodium, Rh

6. Weighing and Sampling

a. Final close out weights, PGM content (ppm), Metal Price (USD per Toz) is determined by Techmet on a per Lot basis.

b. The nett weight of the monolith will be applied, less tare weight of the packing materials, trash and LOI/moisture content.

7. Metal Availability and Lease Rates

a. Metal Availability is 135 days from receiving the goods at the factory in Teachmet, USA. Current Lease rate where applicable is at 4% per annum for Pt, 6% per annum for Pd and 7% per annum for Rh. Lease rates are subject to market forces and may be adjusted by techmet from time to time.

8. Payment & Terms

a. ESA will pay 95% of full nett sales value of metals at each closed out as determined by Techmet

b. All payments are to be made via SGD/ÚSD via Cheque/ ET

c. Payments will be made after price fixation and receipt of tax invoice

9. Validity

a. The validity of this contract is for deliveries up to 31st December 2026.

10. Force Majeure

a. In the event that either of the parties to the contract is prevented from executing the contract by events of Force Majeure, such as war, serious fire, flood, typhoon and earthquake, governmental regulation/order etc., the time for execution of the contract shall be extended by a period equal to the effect of those causes. An event of Force Majeure is an event that the parties could not foresee at the time of executing the contract and the occurrence and consequences of which cannot be avoided or overcome. The prevented party shall notify the other party by fax within the shortest possible time of the occurrence of the Force Majeure event and within ten (10) days thereafter send by registered airmail to the other party, a certificate for evidence issued by relevant authorities for confirmation. Should the effect of a Force Majeure continue for more than thirty (30) consecutive days, both parties shall reach an agreement concerning the further execution of the contract through friendly negotiation and reach an agreement within a reasonable time, and both parties shall have the right to cancel the contract.

11. Governing Law

a. The terms and conditions above will be subject to Singapore law.

12. Authorized Signatures

a. This contract shall be binding upon and ensure for the benefit of the parties. Both parties sign this contract in full consent without any pressure. Fax copy of this contract is also valid if it is signed by the two parties.

Representative of the ESA

(Authorized signature)

Name : Quek Leng Chuang

Designation : CEO

Company : Environmental Solutions (Asia) Pte Ltd

Date : 27/08/2021

Representative of the VISION

(Authorized signature)

Name : Mr. Sumesh s/o Goplan

Designation : Managing Director

Company : VIsion Metals Pte Ltd

Date : 25/08/2021